Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the annual report of Mizuho Financial Group, Inc. on Form 20-F for the fiscal year ended March 31, 2022 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Masahiro Kihara, President & Group CEO, and Makoto Umemiya, Deputy President & Senior Executive Officer (Group Chief Financial Officer) of Mizuho Financial Group, Inc., each certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mizuho Financial Group, Inc.

Date: July 1, 2022

By:	/s/ Masahiro Kihara
Name: Masahiro Kihara
Title: President & Group CEO

By:	/s/ Makoto Umemiya
Name: Makoto Umemiya
Title: Deputy President & Senior Executive Officer (Group Chief Financial Officer)